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                                                                   EXHIBIT 5.1

                 OPINION OF PHILLIPS, GARDILL, KAISER & ALTMEYER


                                 April 20, 2001




Wesbanco, Inc.
One Bank Plaza
Wheeling, WV 26003

                  RE:   Proposed Acquisition of Freedom
                        Bancshares, Inc. ("Freedom")

Gentlemen:

         In connection with the Registration of the Common Stock of Wesbanco, Inc. (hereinafter "Wesbanco") under the provisions of the Securities Act of 1933, you have requested our opinion regarding the legality of the securities of Wesbanco to be issued as a result of the Agreement and Plan of Merger by and between Wesbanco, Freedom, FBI Corporation and Wesbanco Bank, Inc., dated December 29, 2000 (hereinafter "Agreement").

         In conjunction with this opinion, we have examined such corporate records of Wesbanco, the Agreement, and such other agreements and instruments, certificates of public officials, certificates of officers and representatives of Wesbanco, and other documents, as we have deemed necessary for purposes of issuing the opinion hereinafter expressed. All legal proceedings taken thus far in connection with this issuance of these shares have been in form and substance satisfactory to us.

         It is our opinion that Wesbanco is duly organized and validly existing under the laws of the State of West Virginia as a bank holding company and that, when the exchange of stock is completed as contemplated in the foregoing Agreement, and the effectiveness of the Registration Statement to be filed with regard thereto is confirmed by the Securities & Exchange Commission, the securities being registered will be legally issued, fully paid and nonassessable under the laws of the State of West Virginia and of the United States.

         We hereby consent to the inclusion of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm and its opinions included in the Registration Statement.

                                    Yours very truly,

                                    /s/  PHILLIPS, GARDILL, KAISER & ALTMEYER



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                 CONSENT OF PHILLIPS, GARDILL, KAISER & ALTMEYER


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-4 of Wesbanco, Inc.

                                    /s/  PHILLIPS, GARDILL, KAISER & ALTMEYER




April 20, 2001.